UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 15, 2007
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Pursuant to Nasdaq Marketplace Rules, whenever the Staff of the Nasdaq Listing Qualifications Department determines that a listed company does not meet a Nasdaq continued listing standard, the Staff notifies the company of such non-compliance. On November 21, 2007, A.C. Moore Arts & Crafts, Inc. (“A.C. Moore” or the “Company”) announced that it had received a Nasdaq Staff Determination letter dated November 15, 2007 indicating that the Company was not in compliance with the filing requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) because the Company had not yet filed its quarterly report on Form 10-Q for the quarter ended September 30, 2007. As a result, A.C. Moore’s shares of common stock are subject to delisting from The Nasdaq Stock Market.
On November 16, 2007, A.C. Moore requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Nasdaq Staff’s determination. This request will stay the delisting until the appeal has been heard and the Panel has rendered its decision. Pending a decision by the Panel, A.C. Moore will remain listed on The Nasdaq Stock Market. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 7.01	Regulation FD Disclosure.
On November 21, 2007, the Company issued a press release announcing the receipt of the Nasdaq Staff Determination letter. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01       Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: November 21, 2007	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 21, 2007.